Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 4 of Registration Statement on Form S-1 (No. 333-188597) of our report dated March 12, 2013, relating to the consolidated financial statements of AxoGen, Inc. and Subsidiary as of and for the years ended December 31, 2012 and 2011 appearing in this annual report on Form 10-K/A.

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/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

August 6, 2013